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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Julie Kim/Samantha Curley
Weber Shandwick
415.296.2284/415.296.2282
jkim@webershandwick.com
scurley@webershandwick.com

                PEET'S COFFEE & TEA, INC. APPOINTS PATRICK O'DEA

                    TO PRESIDENT AND CHIEF EXECUTIVE OFFICER

      Christopher Mottern Advances to Chairman of Peet's Board of Directors

EMERYVILLE, Calif. - May 13, 2002 - Peet's Coffee & Tea, Inc. (NASDAQ: PEET), a specialty coffee roaster and marketer of fresh whole bean coffee and hand-selected teas, today announced that Patrick O'Dea has been appointed to president and chief executive officer. Christopher Mottern, the outgoing president and chief executive officer, will become chairman of Peet's Board of Directors, and H. William Jesse, Jr., the current chairman, will remain as a member of the board.

"The appointment of Pat O'Dea successfully completes the company's previously announced executive search and is a key part of Peet's management succession plan," said Mottern. "The addition of Pat to the Peet's team and my promotion are part of our long-standing personnel strategy to expand our national and international presence through multiple channels of distribution."

"We are extremely pleased with the success of the company during Chris' time as president and chief executive officer. His work during the past five years has positioned the company to benefit from the growth of the specialty coffee industry worldwide," said Jesse. "We believe our strategy is well defined, and the company is positioned for continued revenue growth and increased profitability, and, given Pat's superb qualifications and experience, we are confident that he will help us continue to successfully execute our corporate strategy."

O'Dea brings to the position more than 18 years of extensive packaged foods and beverage experience. Most recently as president and chief executive of the Mother's and Archway Cookie companies, O'Dea revitalized the companies' business, significantly growing revenues, profitability and market share. Prior to Mother's, O'Dea was general manager of the specialty cheese division of Stella Foods, where he developed new initiatives in highly profitable market segments. From 1984 to 1995 O'Dea was employed by Procter & Gamble, where he successfully managed several of the company's key beverage brands, including Sunny Delight and Crush Soft Drinks, before being appointed marketing director of the company's U.S. Snacks division.

"My interest in Peet's began as a customer, visiting stores such as Locust Street, Danville and 16th & Potrero, where I saw very knowledgeable people who know how to make great coffee," said O'Dea. "I am passionate about what I do, and I like to work with like-minded people. Peet's people share a deep, enduring passion for high quality specialty coffees and teas, and I want to be a part of that."

                                     -more-

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Peet's Coffee & Tea, Inc.
Appoints Patrick O'Dea to President and CEO

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About Peet's Coffee & Tea, Inc.

Founded in Berkeley, Calif. in 1966, Peet's Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment. Peet's fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including specialty grocery and gourmet food stores, online and mail order, office and restaurant accounts and 60 company-owned stores in four states. Peet's is committed to strategically growing its business and to maintaining a unique culture and focus on customer satisfaction. For information about Peet's Coffee & Tea, Inc. visit www.peets.com or call 1-800-999-2132. Peet's Coffee & Tea, Inc. shares are traded under the symbol PEET.

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This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, the statements relating to the future growth of the specialty coffee industry, Peet's strategic positioning and the execution of its corporate strategy are forward-looking statements. Because of the uncertainties inherent in these forward-looking statements, our actual results could differ materially from those set forth in forward-looking statements. Peet's estimates regarding its operations and financial results are based on currently available operating, financial and competitive information. Actual future results and trends may differ materially depending on a variety of factors including but not limited to Peet's ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers' tastes and preferences; and competition in its market as well as other risk factors as described more fully in Peet's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 30, 2001.